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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (File No. 333-82074) of MacroPore Biosurgery, Inc., of our report dated February 8, 2002, with respect to the financial statements of StemSource, Inc. (a Development Stage Company) as of December 31, 2001 and for the period from January 12, 2001 (inception) to December 31, 2001, included in this Current Report (Form 8-K/A) of MacroPore Biosurgery, Inc. filed with the Securities and Exchange Commission.

Los Angeles, California
January 27, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS